AXA Equitable Life Insurance Company

EQUI-VEST® (Series 201)
Combination Fixed and Variable Deferred Annuity
403(b) TSA Application

Mailing Instructions:
Express Mail: (with money):
JPMorganChase
4 Chase Metrotech Center, 7th Floor
NY Remit One Image Lockbox # 13823
Brooklyn, NY 11245-0001
Regular Mail: (with money):
EQUI-VEST Unit Annuity
Lockbox P.O. Box 13823
Newark, NJ 07188-0463

AXA EQUITABLE

Express Mail: (without money):
EQUI-VEST New Business
100 Madison St., Suite 1000
Syracuse, NY 13202
Regular Mail: (without money):
EQUI-VEST New Business
P.O. Box 4704,
Syracuse, NY 13221-4704

Application No. ______________________

1. EQUI-VEST contract type *(Check one)*

A. ☐ TSA Public School   C. ☐ TSA University

B. ☐ TSA 501(c)(3)

2. Employer information

____
Employer/and (or) School Name/Unit Name

(Select one) ☐ ______________________ *or*
Existing Plan/Unit Number Location

☐ New Unit ***(Must complete Unit Establishment Kit)***

3. Annuitant information *(Check all appropriate boxes)*

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 8.

☐ Mr. ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other______________________

☐ Male ☐ Female

_______ - _______ - _______
Social Security Number ***(Required)***

First Name   Middle Initial   Last Name

☐ Home
☐ Work

Birth Date *(mm/dd/yy)*   Age at Nearest Birthday   Daytime Phone Number

U.S.A. Primary Residential Address – **No P.O. Box Permitted**

City   State   Zip Code

Email Address (optional)

Valid Driver's License No./State Issued ID #   State   Exp. Date

U.S. Citizen? ☐ Yes ☐ No (If No, complete below and attach copy)

Country   Passport #   U.S. Visa Type

4. Beneficiary(ies) information

Primary

1. ______________ ______________ ______%
First Name   Last Name

Relationship to Annuitant:
☐ Spouse
☐ Child
☐ Other: ______________________

T.I.N.: S.S.N. ☐ or E.I.N. ☐ ______________________

2. ______________ ______________ ______%
First Name   Last Name

Relationship to Annuitant:
☐ Spouse
☐ Child
☐ Other: ______________________

T.I.N.: S.S.N. ☐ or E.I.N. ☐ ______________________

Contingent

1. ______________ ______________ ______%
First Name   Last Name

Relationship to Annuitant:
☐ Spouse
☐ Child
☐ Other: ______________________

T.I.N.: S.S.N. ☐ or E.I.N. ☐ ______________________

5. Contribution amount

1. If a payment will be forwarded at a later date, you must complete #5-1A and, if applicable, #5-1B. If a payment will be provided when the application is signed, complete #5-1C only.

A. Expected first-year contribution: $ ______________
Indicate the amount expected to be contributed in the first year of this contract.
(Exclude direct transfer or rollover amounts)

B. Expected direct transfer or rollover amounts: $ ______________
(i) If you intend to allocate all or a portion of this amount to Special Dollar Cost Averaging, also complete #7
(ii) If this is a rollover, is it from a 401(k) plan or other eligible retirement plan?
☐ Yes ☐ No

C. Amount provided with this application:
(i) Total amount for investment options listed in ***#6.*** $ ______________
(ii) Provide a breakdown of employee and employer contributions. $ ________ $ ________
Employee   Employer

2. Reminder/Contribution Information:
Months to be excluded, if any, from Plan Contribution Statement (months must be consecutive and from May to September only): ______________

6. Selection of investment options and allocation percentages

Must check either Box A or Box B, but not both.

A. ☐ **Maximum Transfer Flexibility. By checking this box, you may invest in the investment options listed in this section which are not boxed off. Transfers out of the Guaranteed Interest Option will not be limited.**

B. ☐ **Maximum Fund Choice. By checking this box, you may invest in any of the investment options listed in this section. Transfers out of the Guaranteed Interest Option will be limited (see prospectus for details).**

Current Allocation (Applies to Boxes A and B): Select the allocation for the contributions indicated in #5-1A or any amounts that you may invest in these investment options in the future. You can change this allocation for future contributions at any time. The percentages entered below must be in whole numbers and total 100%.

Guaranteed-Fixed

_________% Guaranteed Interest Option (A1*)

Asset Allocation

AXA Allocation

_________% AXA Aggressive Allocation (18*)
_________% AXA Moderate Allocation (T4*)
_________% AXA Moderate-Plus Allocation (17*)

Target Allocation

_________% Target 2015 Allocation (6G*)
_________% Target 2025 Allocation (6H*)
_________% Target 2035 Allocation (6I*)
_________% Target 2045 Allocation (6J*)

Other Asset Allocation

_________% All Asset Allocation (7H*)
_________% EQ/Franklin Templeton Allocation (6P*)

Large Cap Stocks

_________% AXA Tactical Manager 500-I (7M*)
_________% EQ/BlackRock Basic Value Equity (81*)
_________% EQ/Boston Advisors Equity Income (33*)
_________% EQ/Calvert Socially Responsible (92*)
_________% EQ/Common Stock Index (T1*)
_________% EQ/Davis New York Venture (6Q*)
_________% EQ/Equity 500 Index (TE*)
_________% EQ/Equity Growth PLUS (94*)
_________% EQ/JPMorgan Value Opportunities (72*)
_________% EQ/Large Cap Core PLUS (85*)
_________% EQ/Large Cap Growth Index (82*)
_________% EQ/Large Cap Growth PLUS (77*)
_________% EQ/Large Cap Value Index (49*)
_________% EQ/Lord Abbett Growth and Income (02*)
_________% EQ/Lord Abbett Large Cap Core (05*)
_________% EQ/Mutual Large Cap Equity (6F*)
_________% EQ/T. Rowe Price Growth Stock (32*)
_________% Fidelity® VIP Contrafund® (7R*)
_________% Fidelity® VIP Equity Income (7S*)
_________% MFS® Investors Growth Stock (8I*)
_________% MFS® Investors Trust (7P*)
_________% Multimanager Aggressive Equity (T2*)
_________% Multimanager Large Cap Value (58*)
_________% Oppenheimer Main Street Fund®/VA (7Q*)

Mid Cap Stocks

_________% American Century VP Mid Cap Value (7V*)
_________% AXA Tactical Manager 400-I (7L*)
_________% EQ/Mid Cap Index (55*)
_________% EQ/Mid Cap Value PLUS (79*)
_________% EQ/Morgan Stanley Mid Cap Growth (08*)
_________% Fidelity® VIP Mid Cap (7U*)
_________% Goldman Sachs VIT Mid Cap Value (7W*)
_________% Invesco V.I. Mid Cap Core Equity (7T*)

Small Cap Stocks

_________% AXA Tactical Manager 2000-I (7K*)
_________% EQ/AllianceBernstein Small Cap Growth (TP*)
_________% EQ/AXA Franklin Small Cap Value Core (6E*)
_________% EQ/GAMCO Small Company Value (37*)
_________% EQ/Small Company Index (97*)
_________% Invesco V.I. Small Cap Equity (7X*)
_________% Ivy Funds VIP Small Cap Growth (7Y*)

International Stocks/Global

_________% AXA Tactical Manager International-I (7N*)
_________% EQ/Global Multi-Sector Equity (78*)
_________% EQ/International Core PLUS (88*)
_________% EQ/International Growth (26*)
_________% EQ/International Value PLUS (73*)
_________% EQ/Oppenheimer Global (6A*)
_________% EQ/Templeton Global Equity (6D*)
_________% Invesco V.I. International Growth (7Z*)
_________% Lazard Retirement Emerging Markets Equity (8H*)
_________% MFS® International Value (8A*)

AXA Allocation (Not available under Max Flex option)

_________% AXA Conservative Allocation (15*)
_________% AXA Conservative-Plus Allocation (16*)

Bonds (Not available under Max Flex option)

_________% EQ/Core Bond Index (96*)
_________% EQ/Global Bond PLUS (47*)
_________% EQ/PIMCO Ultra Short Bond (28*)
_________% EQ/Quality Bond PLUS (TQ*)
_________% Ivy Funds VIP High Income (8G*)
_________% Multimanager Core Bond (69*)
_________% Multimanager Multi-Sector Bond (TH*)
_________% Templeton Global Bond Securities (8F*)

Cash Equivalents (Not available under Max Flex option)

_________% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

_________% EQ/Franklin Core Balanced (6C*)
_________% PIMCO VIT CommodityRealReturn® Strategy (8E*)

Sector/Specialty

_________% Invesco V.I. Financial Services (8B*)
_________% Invesco V.I. Global Real Estate (8C*)
_________% Ivy Funds VIP Energy (8D*)
_________% MFS® Technology (8J*)
_________% MFS® Utilities (8K*)
_________% Multimanager Technology (67*)

_________% **Total of all investment options chosen must equal 100%**

* The number in parentheses is shown for data input only.

7. Special Dollar Cost Averaging (Special DCA)

Only available for direct transfer and rollover contributions. Choose one time period. 100% of the contribution indicated in Section #5-1B(i) will be allocated to Special DCA unless you specify a dollar amount for the time period selected.

☐ 3-months: ☐ **100% Allocation or** ☐ $__________

☐ 6-months: ☐ **100% Allocation or** ☐ $__________

☐ 12-months: ☐ **100% Allocation or** ☐ $__________

Use the Special DCA allocation column below for amounts to be transferred under the Special DCA program.

If only allocating a portion of the direct transfer or rollover to Special DCA, you must complete the contribution allocations listed in #6.

Note: Your choice of Maximum Transfer Flexibility or Maximum Fund Choice as indicated in #5 will also apply to the investment options listed in this section.

Special DCA Allocation

Asset Allocation

AXA Allocation

_____% AXA Aggressive Allocation (18*)
_____% AXA Moderate Allocation (T4*)
_____% AXA Moderate-Plus Allocation (17*)

Target Allocation

_____% Target 2015 Allocation (6G*)
_____% Target 2025 Allocation (6H*)
_____% Target 2035 Allocation (6I*)
_____% Target 2045 Allocation (6J*)

Other Asset Allocation

_____% All Asset Allocation (7H*)
_____% EQ/Franklin Templeton Allocation (6P*)

Large Cap Stocks

_____% AXA Tactical Manager 500-I (7M*)
_____% EQ/BlackRock Basic Value Equity (81*)
_____% EQ/Boston Advisors Equity Income (33*)
_____% EQ/Calvert Socially Responsible (92*)
_____% EQ/Common Stock Index (T1*)
_____% EQ/Davis New York Venture (6Q*)
_____% EQ/Equity 500 Index (TE*)
_____% EQ/Equity Growth PLUS (94*)
_____% EQ/JPMorgan Value Opportunities (72*)
_____% EQ/Large Cap Core PLUS (85*)
_____% EQ/Large Cap Growth Index (82*)
_____% EQ/Large Cap Growth PLUS (77*)
_____% EQ/Large Cap Value Index (49*)
_____% EQ/Lord Abbett Growth and Income (02*)
_____% EQ/Lord Abbett Large Cap Core (05*)
_____% EQ/Mutual Large Cap Equity (6F*)
_____% EQ/T. Rowe Price Growth Stock (32*)
_____% Fidelity® VIP Contrafund® (7R*)
_____% Fidelity® VIP Equity Income (7S*)
_____% MFS® Investors Growth Stock (8I*)
_____% MFS® Investors Trust (7P*)
_____% Multimanager Aggressive Equity (T2*)
_____% Multimanager Large Cap Value (58*)
_____% Oppenheimer Main Street Fund®/VA (7Q*)

Mid Cap Stocks

_____% American Century VP Mid Cap Value (7V*)
_____% AXA Tactical Manager 400-I (7L*)
_____% EQ/Mid Cap Index (55*)
_____% EQ/Mid Cap Value PLUS (79*)
_____% EQ/Morgan Stanley Mid Cap Growth (08*)
_____% Fidelity® VIP Mid Cap (7U*)
_____% Goldman Sachs VIT Mid Cap Value (7W*)
_____% Invesco V.I. Mid Cap Core Equity (7T*)

Small Cap Stocks

_____% AXA Tactical Manager 2000-I (7K*)
_____% EQ/AllianceBernstein Small Cap Growth (TP*)
_____% EQ/AXA Franklin Small Cap Value Core (6E*)
_____% EQ/GAMCO Small Company Value (37*)
_____% EQ/Small Company Index (97*)
_____% Invesco V.I. Small Cap Equity (7X*)
_____% Ivy Funds VIP Small Cap Growth (7Y*)

International Stocks/Global

_____% AXA Tactical Manager International-I (7N*)
_____% EQ/Global Multi-Sector Equity (78*)
_____% EQ/International Core PLUS (88*)
_____% EQ/International Growth (26*)
_____% EQ/International Value PLUS (73*)
_____% EQ/Oppenheimer Global (6A*)
_____% EQ/Templeton Global Equity (6D*)
_____% Invesco V.I. International Growth (7Z*)
_____% Lazard Retirement Emerging Markets Equity (8H*)
_____% MFS® International Value (8A*)

AXA Allocation (Not available under Max Flex option)

_____% AXA Conservative Allocation (15*)
_____% AXA Conservative-Plus Allocation (16*)

Bonds (Not available under Max Flex option)

_____% EQ/Core Bond Index (96*)
_____% EQ/Global Bond PLUS (47*)
_____% EQ/PIMCO Ultra Short Bond (28*)
_____% EQ/Quality Bond PLUS (TQ*)
_____% Ivy Funds VIP High Income (8G*)
_____% Multimanager Core Bond (69*)
_____% Multimanager Multi-Sector Bond (TH*)
_____% Templeton Global Bond Securities (8F*)

Cash Equivalents (Not available under Max Flex option)

_____% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

_____% EQ/Franklin Core Balanced (6C*)
_____% PIMCO VIT CommodityRealReturn® Strategy (8E*)

Sector/Specialty

_____% Invesco V.I. Financial Services (8B*)
_____% Invesco V.I. Global Real Estate (8C*)
_____% Ivy Funds VIP Energy (8D*)
_____% MFS® Technology (8J*)
_____% MFS® Utilities (8K*)
_____% Multimanager Technology (67*)

_____% **Total of all investment options chosen must equal 100%**

* The number in parentheses is shown for data input only.

8. Special instructions

(For beneficiary and any further detailed information)

Attach a separate sheet if additional space is needed.

For Annuitants whose Mailing Address differs from their Primary Residential Address in Section 3.

Annuitant's Mailing Address:

Mailing Address — P.O. Box Accepted

City State Zip Code

9. Other Required Information (Mandatory)

A and B must be completed.

A. Replacement Information: (Must Respond to 1 and 2.)

1. **Do you have any other existing life insurance or annuities?**
☐ **Yes** ☐ **No**

2. **Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?**
☐ **Yes** ☐ **No**

If **Yes**, complete the following (if multiple replacements, provide details in Special Instructions section):

Year Issued Type of Plan Company Contract Number

Company Address

B. Contract State:

The Contract state is your state of primary residence (Annuitant's primary residential address from Section 3) unless you sign the application in a different state. **If you are signing this application in a state other than your state of primary residence, check one box below:**

☐ I have a second residence in the state of sale.

☐ I work or conduct business in the state of sale.

If none of the above apply, the application must be signed in your state of Primary Residence, unless we approve another state.

10. Broker Transfer Authorization

☐ **Yes**, by signing this application, I hereby designate my registered representative named in EQUI-VEST Representative Report to act as my agent in giving investment option transfer instructions by telephone or electronically, and I authorize AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

11. Acknowledgement

BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT:

• Amounts withdrawn from the contract may be subject to a withdrawal charge. • No registered representative has the authority to make or modify any contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. • If my Employer maintains a Plan that is intended to meet the requirements of Section 403(b) of the Internal Revenue Code (the "Code"), my Employer may authorize and instruct AXA Equitable to share my personal information with unaffiliated third parties to facilitate the exchange of information to meet the requirements of the Code. • If my Employer maintains a Section 403(b) plan, my Employer may instruct and require AXA Equitable to deduct a plan operating expense from my account value to pay for administrative and recordkeeping services under the Plan; such amount will be remitted to a party not affiliated with AXA Equitable. • By signing this application form I acknowledge that I am buying the contract for its features and benefits other than tax deferral, as the tax deferral feature of the contract does not provide additional benefits. • All information and statements furnished in this application form are true and complete to the best of my knowledge and belief. • ***I understand that the annuity account value attributable to allocations to the variable investment options of the separate account or variable annuity benefit payments may increase or decrease and are not guaranteed as to dollar amount.*** **• I acknowledge that I have received the most current prospectus and any supplement(s). • After reviewing my financial information and goals with my financial professional, I believe that this contract will meet my financial goals.**

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the Application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

Electronic Delivery Information:

☐ By checking this box, providing my email address, and signing the application below, I am requesting that AXA Equitable send me further information about enrolling in AXA Equitable's electronic delivery so that I may receive all statements, confirms and prospectus mailings electronically.

In Colorado, Kentucky, Maine, and Tennessee:	It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding or attempting to defraud, the company. Penalties may include imprisonment, fines, denial of insurance benefits, and civil damages.
In New Jersey and New Mexico:	Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
In Arkansas, D.C., Rhode Island and West Virginia:	Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
In Ohio:	Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
In Oklahoma:	Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony.
All Other States:	Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.

X______________________________ ______________ ______________ ______

Proposed Annuitant's Signature | Today's Date (mm/dd/yy) | City | State

EQUI-VEST® REPRESENTATIVE REPORT

Please print in black ink.

All questions must be answered.

A. I certify that a Prospectus and Supplement(s) for the Contract has been given to the Proposed Annuitant, and that no written sales materials other than those approved by AXA Equitable have been used. **(The Representative who secures this application must sign in the space provided below.)**
☐ Yes

B. Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction, assuming the certificate/contract applied for will be issued on the life of the annuitant?
☐ Yes ☐ No (If Yes, attach copy of the Replacement Acknowledgement Form.)

C. Did you (i) verify the identity by reviewing the driver's license/passport of the Proposed Annuitant (ii) inquire about the source of the customer's assets and income and (iii) confirm that the Annuitant is not (nor is a family member of or associated with) a foreign military, government or political official?
☐ Yes **(If you are unable to answer Yes to all three questions, contact your Branch Controls Manager.)**

D. Do you authorize the contract to be mailed directly to the Proposed Annuitant instead of being mailed to the Branch Office?
☐ Yes ☐ No

E. Is the Annuitant currently an Active Duty* Member of the Armed Forces?
☐ Yes ☐ No (If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* "Active Duty" means full-time duty in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

F. Compensation will be paid as indicated in the Annual Schedule of Commission and Service Fees Field Bulletin.

Name and Signature of the Financial Representative who answered the above questions and verified the above documents.

Print Name ____________ Signature ____________ Date ____________

EQUI-VEST issues must reflect the commission percentages of all applicable Representatives.

Print Representative(s) Name(s) (Service Representative First)	Last Name Initial	Representative Number	Representative %	Agency Code	Representative Insurance License#*

****Where required by state regulations***

AXA EQUITABLE LIFE INSURANCE COMPANY
New York, New York 10104

EQUI-VEST® (Series 201)

Application

Additional Instructions

Please refer to the prospectus for the most thorough explanation of this product and its features.

Section 2. Employer Information

Please note the additional forms required to fill out this section for New Employer Units.

Type of Contract	Additional Form(s) Needed	Special Instructions
TSA	142897	For new employer plans, a Unit Establishment Kit must be completed.
	125861	This form is required for TSA Direct Transfer/Contract Exchanges or Direct Rollovers.

Section 3. Annuitant Information

The maximum issue age is 79. If the proposed Annuitant is not a U.S. Citizen, you are required to include a copy of the Visa and I-94 form or a copy of the green card with this application. The following U.S. Visa Categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.

Section 4. Beneficiary(ies) Information

The beneficiary is the individual who will receive the death benefit upon the death of the Annuitant. Your client must name a primary beneficiary(ies) and may also name a contingent beneficiary. If more than one – indicate %. If the Annuitant knows the Taxpayer Identification Number of the beneficiary, include it. The check box for Social Security Number (for an individual) or E.I.N (for an entity such as a trust) should also be checked. Include full name(s) and Relationship(s) to Annuitant. Use Special Instructions (#8) if you need more space.

Section 5. Contribution Amount

In 5-1B(ii), if funds from a 401(k) plan or other eligible retirement plan is being rolled over/transferred, you must verify that the Annuitant is eligible for such a transaction.

Section 7. Special Dollar Cost Averaging (Special DCA)

The Special DCA program is only available for Direct Transfers or Direct Rollover contributions. A minimum contribution amount of $2,000 is needed in order to elect the Special DCA program. Only one time period may be in effect at any time, and once a time period is selected, it cannot be changed. Contribution(s) made to the Special DCA program will be credited with the interest rate on the date the first contribution is received by AXA Equitable and allocated to the time period initially selected. Transfers from Special DCA to the Guaranteed Interest Option or another Special DCA time period are not allowed.